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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      RAWLINGS SPORTING GOODS COMPANY, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                    43-1674348
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   (State of Incorporation)              (I.R.S. Employer Identification Number)

         1859 Bowles Avenue
          Fenton, Missouri                              63026
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(Address of principal executive offices)             (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
          [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

        Securities to be registered pursuant to Section 12(b) of the Act:

Titles Of Each Class                              Name Of Each Exchange On Which
To Be So Registered                               Each Class Is To Be Registered
--------------------                              ------------------------------
      None                                                    None




        Securities to be registered pursuant to Section 12(g) of the Act:


          Series B Junior Participating Preferred Stock Purchase Rights
          -------------------------------------------------------------
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The Registrant is a party to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 15, 2002, by and among K2 Inc., a Delaware corporation ("K2"), Lara Acquisition Sub., a Delaware corporation and wholly-owned subsidiary of K2 ("Merger Sub"), and the Registrant. The Merger Agreement provides, among other things, for the merger of Merger Sub with and into the Registrant (the "Merger") subject to shareholder and regulatory approval and other terms and conditions. In contemplation of the Merger, the Registrant and Mellon Shareholder Services LLC (the "Rights Agent") entered into the First Amendment to Rights Agreement (the "Amendment"), dated as of February 18, 2003, amending the Rights Agreement, dated as of November 27, 2002, between the Registrant and the Rights Agent in order to exempt the transactions contemplated by the Merger Agreement, as well as K2, Merger Sub and any affiliates thereof from the provisions of the Rights Agreement.

                  A form of the Amendment is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

ITEM 2.           EXHIBITS.

                  1. First Amendment to Rights Agreement, dated as of February 18, 2003, between Rawlings Sporting Goods Company, Inc. and Mellon Shareholder Services LLC, as Rights Agent.





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           RAWLINGS SPORTING GOODS COMPANY, INC.


Dated: February 18, 2003                   /s/ Stephen M. O'Hara
                                           -------------------------------------
                                           Stephen M. O'Hara
                                           Chief Executive Officer and Chairman





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